Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in First BanCorp’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, PR
November 26, 2008